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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement No. 333-152151 on Form S-4 of Central Valley Community Bancorp of our report dated February 20, 2008, relating to our audits of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Central Valley Community Bancorp for the year ended December 31, 2007.

        We also consent to the reference to our firm under the heading "Experts" in this Pre-Effective Amendment No. 2 to the Registration Statement.

        /s/ PERRY-SMITH LLP

Sacramento, California
September 3, 2008

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  Exhibit 23.2